      As Filed with the Securities and Exchange Commission on March 2, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                               EMULEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                            51-0300558
(State or Other Jurisdiction of                                (IRS Employer
 Incorporation or Organization)                              Identification No.)

       3535 Harbor Boulevard
       Costa Mesa, California                                       92626
(Address of Principal Executive Offices)                          (Zip Code)

                      GIGANET, INC. 1995 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 PAUL F. FOLINO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EMULEX CORPORATION
                              3535 Harbor Boulevard
                          Costa Mesa, California 92626
                     (Name and Address of Agent for Service)

                                 (714) 662-5600
          (Telephone number, including area code, of agent for service)

                                   ----------

                          Copies of Communications to:

                            ROBERT M. STEINBERG, ESQ.
                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 Avenue of the Stars, Tenth Floor
                          Los Angeles, California 90067
                                 (310) 203-8080
                               Fax: (310) 203-0567

                            CALCULATION OF REGISTRATION FEE

=============================================================================================================================
      Title of Securities                  Amount                 Proposed                Proposed                 Amount of
             to be                          to be             Maximum Offering        Maximum Aggregate          Registration
         Registered(1)                Registered(1)(2)        Price Per Share(3)      Offering Price(3)             Fee(3)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10         1,248,865 shares              $3.00                $3,746,595               $936.65
per share, to be issued under
Giganet, Inc. 1995 Stock Option
Plan
=============================================================================================================================

(1) Represents the shares of Common Stock of the Registrant issuable upon exercise of options granted under the Giganet, Inc. 1995 Stock Option Plan, all of which options were assumed by the Registrant in connection with the merger of GEMX Network Sub, Inc., a wholly-owned subsidiary of the Registrant, with and into Giganet, Inc. on March 1, 2001.

(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. Registered securities include attached preferred stock purchase rights issuable pursuant to the Registrant's existing Rights Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee based on the price at which outstanding options may be exercised, the weighted average of which is approximately $3.00.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          All information required by Part I to be contained in the prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This Registration Statement on Form S-8 registers shares of the Registrant's Common Stock which may be issued in connection with, or in respect of, options (the "Giganet Options") to purchase shares of common stock, par value $.10 per share (the "Giganet Stock") of Giganet, Inc., a Massachusetts corporation ("Giganet"), outstanding pursuant to the Giganet, Inc. 1995 Stock Option Plan.

     The Agreement and Plan of Merger, dated as of December 7, 2000 (together with Amendment No. 1 thereto dated as of February 7, 2001, the "Merger Agreement"), among the Registrant, GEMX Network Sub, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"), Giganet, and a committee consisting of David Follett, Paul Palmer and Gerald Lodge, as Stockholder Representative, provides that, at the effective time ("Effective Time") of the merger of Merger Sub with and into Giganet, each Giganet Option shall be assumed by the Registrant and converted into an option to acquire, on substantially the same terms and conditions as were applicable under such Giganet Option, the number of whole shares of Registrant's Common Stock equal to the number of shares of Giganet Stock that were issuable upon exercise of such Giganet Option immediately prior to the Effective Time multiplied by an exchange ratio of .4290936, with any fractional shares of Common Stock resulting from such calculation being rounded down to the nearest whole share, at a per share exercise price equal to the exercise price per share of Giganet Stock at which such Giganet Option was exercisable immediately prior to the Effective Time divided by such exchange ratio (rounded up to the nearest whole cent).

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are incorporated by this reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended October 1, 2000 and December 31, 2000, filed pursuant to Section 13 of the Exchange Act.

          (c) The Registrant's Current Report on Form 8-K, filed on December 21, 2000.

          (d) The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A filed March 28, 1983 pursuant to Section 12 of the Exchange Act.

          (e) The description of the Registrant's preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A dated February 2, 1986.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), the Registrant's Certificate of Incorporation provides that the directors will not be liable to the Registrant or to any Stockholder for monetary damages for breach of fiduciary duty as a director, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

          Also as permitted by Section 145, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the full extent permitted under Delaware law. Pursuant to the Bylaws and Section 145, the Registrant will indemnify each director and officer against any liability incurred in connection with any action, suit, proceeding or investigation in which he may be involved by reason of serving in such capacity at the request of the Registrant.

          Each director and officer is also entitled to indemnification against costs and expenses (including attorneys' fees) incurred in defending or investigating any action, suit, proceeding or investigation in which he may be involved by reason of serving in such capacity at the request of the Registrant. The Bylaws and indemnity agreements entered into between the Registrant and each of its directors require the Registrant to advance funds to a director or officer for such costs and expenses (including attorneys' fees) upon receipt of an undertaking in writing by such director or officer to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing, no advance shall be made by the Registrant if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made: (i) the director or officer acted in bad faith or deliberately breached his duty to the Registrant or its stockholders; and (ii) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

          The indemnification and advancement of expenses provided by the Bylaws and any indemnity agreements are not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under the Bylaws, indemnity agreements, any vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by the Bylaws and the indemnity agreements continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

          The Registrant has purchased a directors' and officers' liability insurance policy insuring directors and officers of the Registrant against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under the Bylaws or any indemnity agreement.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number                                 Description
------                                 -----------

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 (File No. 33-9995) filed November 6, 1986, as amended by post-effective amendment filed on June 15, 1989).

4.2 Amendment to Certificate of Incorporation (incorporated by reference to Annex B to the Registrant's Proxy Statement dated January 24, 1994, filed January 24, 1994, for the Special Meeting of Stockholders held on February 24, 1994).

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, effective December 15, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K filed September 18, 2000).

4.4 Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q filed on February 14, 2001).

4.5 By-laws (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 (File No. 33-40959) filed June 3, 1991).

5.1 Opinion of Jeffer, Mangels, Butler & Marmaro LLP as to legality of securities being registered.

23.1              Consent of KPMG LLP.

23.2 Consent of Jeffer, Mangels, Butler & Marmaro LLP (reference is made to Exhibit 5.1).

24.1              Power of Attorney (contained on page II-2).

99.1              Giganet, Inc. 1995 Stock Option Plan.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 2nd day of March, 2001.

                               EMULEX CORPORATION


                               By:  /s/ PAUL F. FOLINO
                                    --------------------------------------------
                                        Paul F. Folino, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. Folino and Robert H. Goon, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

     SIGNATURE                                  TITLE                               DATE
     ---------                                  -----                               ----
/s/ PAUL F. FOLINO               President, Chief Executive Officer and         March 2, 2001
-------------------------        Director (Principal Executive Officer)
PAUL F. FOLINO

/s/ FRED B. COX                  Chairman of the Board and Director             March 2, 2001
-------------------------
FRED B. COX

/s/ MICHAEL J. ROCKENBACH        Chief Financial Officer (Principal             March 2, 2001
-------------------------        Financial Officer and Accounting
MICHAEL J. ROCKENBACH            Officer)

/s/ MICHAEL P. DOWNEY            Director                                       March 2, 2001
-------------------------
MICHAEL P. DOWNEY

/s/ BRUCE C. EDWARDS             Director                                       March 2, 2001
-------------------------
BRUCE C. EDWARDS

/s/ ROBERT H. GOON               Director                                       March 2, 2001
-------------------------
ROBERT H. GOON

/s/ DON M. LYLE                  Director                                       March 2, 2001
-------------------------
DON M. LYLE

                                INDEX TO EXHIBITS

Exhibit
Number                     Description
------                     -----------

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 (File No. 33-9995) filed November 6, 1986, as amended by post-effective amendment filed on June 15, 1989).

4.2 Amendment to Certificate of Incorporation (incorporated by reference to Annex B to the Registrant's Proxy Statement dated January 24, 1994, filed January 24, 1994, for the Special Meeting of Stockholders held on February 24, 1994).

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, effective December 15, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K filed September 18, 2000).

4.4 Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q filed on February 14, 2001).

4.5 By-laws (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 (File No. 33-40959) filed June 3, 1991).

5.1 Opinion of Jeffer, Mangels, Butler & Marmaro LLP as to legality of securities being registered.

23.1              Consent of KPMG LLP.

23.2 Consent of Jeffer, Mangels, Butler & Marmaro LLP (reference is made to Exhibit 5.1).

24.1              Power of Attorney (contained on page II-2).

99.1              Giganet, Inc. 1995 Stock Option Plan.